Exhibit 99.1

Company Reports Estimated Stockholders’ Equity Between $4.5 Million and $6.0 Million as of September 30, 2025

Company believes that as of October 22, 2025 stockholders’ equity exceeds the $2.5 million minimum for Nasdaq continued listing

SCOTTSDALE, Ariz., Oct. 23, 2025 – CaliberCos Inc. (NASDAQ: CWD), a diversified real estate and digital asset management platform, today announced that it believes that as of October 22, 2025, it has regained compliance with the Nasdaq Capital Market’s stockholders’ equity requirement under Listing Rule 5550(b)(1). Based on preliminary, unaudited results, Caliber estimates its stockholders’ equity as of September 30, 2025 to be between $4.5 million and $6.0 million, well above the minimum requirement.

The Company expects to receive formal notice from Nasdaq stating that Caliber has regained compliance with Nasdaq’s Listing Rule 5550(b)(1). Nasdaq will continue to monitor the Company’s ongoing compliance with the minimum stockholders’ equity requirement and, if at the time of its next periodic report for the quarter ended September 30, 2025, the Company does not evidence compliance with the minimum stockholders’ equity requirement, the Company may be subject to delisting. At that time, Nasdaq Staff will provide written notification to the Company, which it may then appeal Staff’s determination to a Hearings Panel. There can be no assurance that the Company will be able to maintain compliance with the minimum stockholders’ equity requirement.

“Over the past 90 days, we’ve executed a number of initiatives to strengthen our balance sheet—reducing debt, increasing equity, and building momentum in our Digital Asset Treasury and private real estate platforms” said Chris Loeffler, Chief Executive Officer of Caliber. “This achievement reflects our disciplined approach to capital management and positions us for consistent, profitable growth.”

Caliber expects to file its Form 10-Q on November 13, 2025, which will include complete financial results for the third quarter.

This milestone follows Caliber’s recent announcement of its Digital Asset Treasury (DAT) strategy anchored in LINK, the token associated with Chainlink. This key initiative has contributed meaningfully to improving the Company’s equity base and long-term potential.

“Regaining compliance is another important step in Caliber’s continued transformation,” Loeffler added. “Our shareholders can have confidence that we remain focused on building value across our core businesses—executing our LINK DAT strategy and generating planned profitability in our private equity real estate platform.”

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is an alternative asset manager with over $2.9 billion in Managed Assets and a 16-year track record in private equity real estate investing across hospitality, multi-family, and industrial real estate. In 2025, Caliber became the first U.S. public real estate platform to launch a Digital Asset Treasury strategy anchored in LINK, the token associated with Chainlink. This initiative bridges real and digital asset investing through an equity-funded, disciplined approach that includes staking for yield. Investors can participate via Caliber’s publicly traded equity (Nasdaq: CWD) and private real estate funds.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Caliber Investor Relations

Ilya Grozovsky

+1 480-214-1915

Ilya@CaliberCo.com

2